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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT

                 SUBSIDIARY NAME                        JURISDICTION
-------------------------------------------------       -------------

Ameri-Kart Corp....................................       Kansas
Buckhorn Inc.......................................       Delaware
-Buckhorn Rubber Products Inc......................       Missouri
-BKHN Inc..........................................       Ohio
 -Buckhorn Material Handling Group Inc.............       Ohio
 -Buckhorn Canada, Inc.............................       Ontario, Canada
 -Buckhorn LTD.....................................       United Kingdom
Eastern Tire Equipment & Supplies, Limited.........       Quebec, Canada
Elrick Industries, Inc.............................       California
The James C. Heintz Company........................       Ohio
MICO, Inc..........................................       U.S. Virgin Islands
Midland Tire Supply, Inc...........................       Indiana
MYEcap Financial Corp..............................       Ohio
Myers Industries International, Inc................       Ohio
Myers Systems, Inc.................................       Ohio
Myers Tire Supply (Canada) Limited.................       Ontario, Canada
Myers Tire Supply (Chicago), Inc...................       Illinois
Myers Tire Supply (New York), Inc..................       New York
Myers Tire Supply (Nevada), Inc....................       Nevada
Myers Tire Supply (Va.), Inc.......................       Virginia
Patch Rubber Company...............................       North Carolina
Plastic Parts, Inc.................................       Kentucky


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